                                     [LOGO]

                                                                  April 12, 1996

Dear Stockholder:

    This letter accompanies the Proxy Statement for our Annual Meeting on Thursday, May 16, 1996, at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, at 9:00 a.m. We hope that it will be possible for you to attend in person.

    At the meeting, the stockholders will be asked to elect seven directors, approve the 1995 Employee Stock Purchase Plan and the 1996 Directors' Stock Option and Equity Participation Plan and to ratify the Board's selection of auditors. In addition, we will present a report on the operations and activities of the Company. Following the meeting, management will be pleased to answer your questions about the Company.

    The Notice of Meeting and Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully. We also urge you to sign and return your proxy cards so we can be sure of a quorum to vote on these proposals for stockholder action.

                                          Sincerely,

                                               [SIG]
                                          J. S. Webb
                                          Chairman of the Board

                                               [SIG]

                                          Gene W. Ray
                                          President and Chief
                                          Executive Officer

     3033 SCIENCE PARK ROAD - SAN DIEGO, CALIFORNIA 92121 - (619) 552-9500

                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 552-9500

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1996

To the Stockholders of The Titan Corporation:

    The Annual Meeting of Stockholders of The Titan Corporation will be held at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, on Thursday, May 16, 1996, at 9:00 a.m., for the following purposes:

        1.  To elect a Board of seven directors;

        2. To consider and act upon a proposal to adopt the 1995 Employee Stock Purchase Plan;

        3. To consider and act upon a proposal to adopt the 1996 Directors' Stock Option and Equity Participation Plan;

        4. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1996; and

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on March 21, 1996, will be entitled to vote at the meeting.

                                          By order of the Board of Directors,

                                                     [SIG]

                                          David A. Hahn
                                          SECRETARY
San Diego, California
April 12, 1996

    TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121

                                                                  April 12, 1996
                            ------------------------

                                PROXY STATEMENT
                            SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of The Titan Corporation ("Titan" or the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, on May 16, 1996 at 9:00 a.m. and at any adjournments thereof. The shares represented by the proxy will be voted at the meeting if the proxy is properly executed and returned. Any stockholder giving a proxy has the right to revoke it by giving written notice to the Secretary of the Company at any time prior to the voting or by executing and delivering a later dated proxy. A stockholder of record at the close of business on March 21, 1996, if present at the meeting, may vote in person whether or not he has previously given a proxy. This Proxy Statement and its enclosures are being mailed to the Company's stockholders on or about April 12, 1996.

    The cost of the solicitation will be paid by the Company. In addition to solicitation of proxies by use of the mails, directors, officers or employees of the Company may solicit proxies personally, or by other appropriate means. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to and to obtain proxies from their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained the services of William F. Doring & Co. to assist in the solicitation of proxies at an estimated cost of $5,000 plus certain out-of-pocket expenses.

                                     VOTING

    The securities of the Company entitled to vote at the meeting consist, as of March 21, 1996, of 694,872 shares of $1.00 Cumulative Convertible Preferred Stock (the "Preferred Stock") and 14,046,238 shares of common stock, par value $.01 per share (the "Common Stock"). Only stockholders of record on the books of the Company at the close of business on that date will be entitled to vote at the meeting. Each holder of Preferred Stock is entitled to one-third ( 1/3) vote for each of said shares. Holders of Preferred and Common Stock will vote as a single class, and not separately.

    Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Annual Meeting require the approval of a majority of the shares of stock having voting power present and entitled to vote thereon. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Shares that reflect broker non-votes, however, will be treated as shares not present and, therefore, not entitled to vote on such proposal for purposes of determining approval of such proposal. Accordingly, such shares will not be counted as votes for or against such proposal and will not affect the outcome of the vote on such proposal.

    At the Company's Annual Meeting in 1995, approximately 92.3% of the outstanding voting power was represented and participated in the election of directors.

                        OWNERSHIP OF TITAN'S SECURITIES

    The following table sets forth certain information as to the number of shares beneficially owned as of March 21, 1996 (a) by each person who is known to the Company to own beneficially 5% or more of the outstanding shares of any class of its voting stock, (b) by each present Titan director, each nominee to become a director and each of the Named Executive Officers (as defined on page
9), and (c) by all Titan officers and directors as a group.

                                                                                                AMOUNT AND
                                                                                                 NATURE OF       PERCENT
                             IDENTITY OF OWNER                                                  BENEFICIAL         OF
                               OR GROUP (1)                                  TITLE OF CLASS      OWNERSHIP        CLASS
- ---------------------------------------------------------------------------  --------------   ---------------   ---------
Charles R. Allen...........................................................    Common Stock      17,250(2)         *
Joseph F. Caligiuri........................................................    Common Stock      17,250(2)         *
Daniel J. Fink.............................................................    Common Stock      13,600(2)         *
Robert E. La Blanc.........................................................    Common Stock       1,000            *
Thomas G. Pownall..........................................................    Common Stock      13,750            *
Gene W. Ray................................................................    Common Stock     357,339(2)         2.54%
J. S. Webb.................................................................    Common Stock      88,854(2)         *
Ronald B. Gorda............................................................    Common Stock      36,348(2)         *
Cornelius L. Hensel........................................................    Common Stock       9,104(2)         *
Frederick L. Judge.........................................................    Common Stock      25,485(2)         *
Stephen P. Meyer...........................................................    Common Stock      44,930(2)(5)      *
BKP Capital Management, Inc................................................    Common Stock   1,080,000(3)         7.69%
Feibusch & Co., Inc........................................................    Common Stock     705,100(4)         5.02%
All Directors and Officers as a Group
 (15 Persons)..............................................................    Common Stock     689,712(2)         4.91%

- ---------

 *  Less than 1%.

(1) The address of each owner, other than BKP Capital Management, Inc. and Feibusch & Co., Inc., is c/o The Titan Corporation, 3033 Science Park Road, San Diego, California 92121. The address of BKP Capital Management, Inc. is One Sansome Street, Suite 3900, San Francisco, California 94104. The address of Feibusch & Co., Inc. is 80 E. Sir Francis Drake Boulevard, Suite 3D, Larkspur, California 94939.

(2)  Including (A) 6,250;  6,250; 6,250; 97,500;  25,000; 32,500; 8,750; 25,000;
    and 254,250 shares subject to outstanding options held by Messrs. Allen, Caligiuri, Fink, Ray, Webb, Gorda, Hensel, Judge, and all directors and officers as a group, respectively, which are currently exercisable or may become exercisable within 60 days after March 21, 1996 and (B) 75,145; 27,228; 3,848; 254; 485; 14,180; and 142,829 shares held by the trustees of the Company's 401(k) Retirement Plan and Employee Stock Ownership Plan for the accounts of Messrs. Ray, Webb, Gorda, Hensel, Judge, Meyer, and all directors and officers as a group, respectively.

(3) All shares are beneficially owned by BKP Capital Management ("BKP"), Bob K. Pryt, its President and sole shareholder and BKP Partners, L.P. ("BKPP"). BKP, BKPP and Mr. Pryt have shared voting and dispositive power with respect to all 1,080,000 shares. All information concerning BKP, Mr. Pryt and BKPP is based upon information provided to the Company by BKP.

(4) All shares are beneficially owned by Feibusch & Co., Inc. and Robert J. Feibusch, its president and sole shareholder. Feibusch & Co., Inc. and Mr. Feibusch have shared voting and dispositive power with respect to all 705,100 shares. All information concerning Feibusch & Co., Inc. and Mr. Feibusch is based upon information provided to the Company by Feibusch & Co., Inc.

(5) Mr. Meyer resigned in February 1996.

    Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law, personal property owned by a married person may be community property which either spouse may manage and control, and Titan has no information as to whether any shares shown in this table are subject to California community property law.

                             ELECTION OF DIRECTORS

    Seven directors are to be elected at the meeting, each to serve for a term of one year and until his successor shall be elected. The proxies solicited hereby are intended to be voted for the nominees whose names are listed below. All of the nominees are presently directors and all were elected by the stockholders, except Mr. La Blanc who was elected by the existing directors to fill a vacancy in February 1996. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, the persons named in the proxy will have discretionary authority to vote for others if any nominee is unable or unwilling to serve.

INFORMATION CONCERNING NOMINEES

                                                                            YEAR FIRST
                                                                              BECAME
           NAME                 AGE            PRINCIPAL OCCUPATION          DIRECTOR        OTHER CORPORATE DIRECTORSHIPS
- --------------------------  -----------  ---------------------------------  -----------  -------------------------------------
J. S. Webb                      76       Chairman of the Board of              1984      Amdahl Corporation; EIP Microwave;
                                         Directors of Titan                              Plantronics, Inc.
Charles R. Allen                70       Advisor, New Court Partners, a        1989                       --
                                         venture capital unit of
                                         Rothschild, Inc.
Joseph F. Caligiuri             68       Retired Executive Vice President      1984      Alton Group, Inc.; Avnet, Inc.;
                                         of Litton Industries, Inc.,                     Scriptel Holding, Inc.
                                         diversified manufacturing
Daniel J. Fink                  69       President of D. J. Fink               1985      Orbital Sciences Corporation
                                         Associates, Inc., management
                                         consulting
Robert E. La Blanc              62       President of Robert E. La Blanc       1996      Tribune Co.; Storage Technology
                                         Associates, Inc., financial and                 Corporation; Prudential Global Fund,
                                         technical consulting                            Inc.; Prudential Pacific Growth Fund,
                                                                                         Inc.; Prudential Global Limited
                                                                                         Maturity Fund, Inc.
Thomas G. Pownall               74       Retired Chairman and Chief            1992      Sundstrand Corporation
                                         Executive Officer of Martin
                                         Marietta Corporation
Dr. Gene W. Ray                 57       President and Chief Executive         1985      Wave Systems Corp.
                                         Officer of Titan

    Mr. Webb served as Vice Chairman of the Board of TRW, Inc., a diversified manufacturing company, from June 1978 until December 1981 and President of TRW-Fujitsu Company, a joint venture formed to market Fujitsu's computer projects in the United States, from May 1980 until his retirement in December 1981.

    Mr. Allen was employed by TRW, Inc., a diversified manufacturing company, from 1955 to 1986, where he held a number of executive management positions, including director from 1972 to 1986 and Executive Vice President and Chief Financial Officer from 1977 to 1986.

    Mr. Caligiuri was employed by Litton Industries, Inc., a diversified manufacturing and services company, from 1969 to 1993, where he held a number of executive management positions, including Executive Vice President from September 1981 to April 1993.

    Mr. Fink was employed by General Electric Co. from 1967 to 1982, where he held a number of executive management positions, including Senior Vice President of Corporate Planning and Development, after which he founded and has been the President of D. J. Fink Associates, Inc., a management consulting firm.

    Mr. La Blanc was a General Partner with Salomon Brothers, an investment banking firm, from 1969 to 1979. From 1979 to 1981 he was Vice Chairman of Continental Telecom, Inc., after which he founded and has been the President of Robert E. La Blanc Associates, Inc., a financial and technical consulting firm.

    Mr. Pownall was employed by Martin Marietta Corporation, a diversified manufacturing and services company, from 1963 to 1992 where he held a number of executive management positions, including director from September 1971 to April 1992, Chief Executive Officer from April 1982 to April 1988, and Chairman of the Board of Directors from January 1983 to April 1988.

    Dr. Ray was a co-founder of Titan Systems, Inc., the parent of which merged into the Company in 1985. He served as a Director, Chief Executive Officer and President of Titan Systems from its inception in 1981 until the merger. He has been President and Chief Executive Officer of the Company since the merger.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' FEES

    The Company's Board of Directors has an audit committee, a nominating committee and a compensation, stock option and pension committee. The members of the audit committee are Mr. Allen, Chairman, and Messrs. Caligiuri, Fink and Pownall. This committee, which monitors the Company's basic accounting policies, reviews audit and management reports and makes recommendations regarding the appointment of the independent auditors, held three meetings during fiscal 1995. The members of the nominating committee are Mr. Caligiuri, Chairman, and Messrs. Allen, Fink and Pownall. This committee, which seeks out, evaluates and recommends to the Board of Directors qualified nominees for election as directors of the Company, did not formally meet during fiscal 1995. The members of the compensation, stock option and pension committee are Mr. Pownall, Chairman, and Messrs. Allen, Caligiuri and Fink. This committee, which deals with the hiring and election of corporate officers, salary and incentive compensation policies for officers and executives, and the granting of stock options and stock appreciation rights to employees, held four meetings during fiscal 1995.

    During fiscal 1995, the Board of Directors held eight meetings and took action by unanimous written consent on three occasions. With the exception of Mr. Allen, each of the incumbent directors attended more than 75% of the meetings of the Board and its committees on which he served during 1995. Mr. Allen attended more than 50% of all meetings.

    Directors who are not officers receive directors' fees at an annual rate of $16,000, paid quarterly, and $1,000 per meeting day. In addition, under the existing Directors' Stock Option Plans, options to purchase 15,000 shares of the Common Stock of the Company are granted to each such director upon election to the Board. Such directors also receive periodic additional grants of options to purchase 5,000 shares of Common Stock under the Directors' Stock Option Plans.

RELATIONSHIPS WITH DIRECTORS' BUSINESSES

    The Company has entered into a Consulting Agreement with Robert E. La Blanc Associates, Inc., a financial and technical consulting firm of which Mr. La Blanc is President, to identify and analyze certain business opportunities in the communications area. Robert E. La Blanc Associates, Inc. will be paid a fee of $10,000 to $25,000, depending on the amount of work required, plus reimbursement of out-of-pocket expenses.

                                TITAN MANAGEMENT

    The executive officers of Titan and their respective positions with Titan and ages are set forth in the following table. Biographical information on each of the executive officers who is not a director is set forth following the table. There are no family relationships between any director or executive officer and other director or executive officer of Titan. Executive officers serve at the discretion of the Board of Directors.

EXECUTIVE OFFICERS

                                                                                                       YEAR IN WHICH
             NAME                                     POSITION                            AGE      HE/SHE BECAME OFFICER
- -------------------------------  ---------------------------------------------------  -----------  ---------------------
J. S. Webb                       Chairman of the Board of Directors                       76               1984
Gene W. Ray                      President and Chief Executive Officer                    57               1985
Louis L. Fowler                  Vice President and Assistant Secretary                   57               1989
Ronald B. Gorda                  Senior Vice President                                    40               1994
David A. Hahn                    Senior Vice President, General Counsel and               35               1995
                                 Secretary
Roger Hay                        Senior Vice President and Chief Financial                46               1994
                                 Officer
Cornelius L. Hensel              Senior Vice President                                    59               1995
Frederick L. Judge               Senior Vice President                                    62               1994

    The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her death, resignation or removal. Officers are elected by the Board of Directors annually at its first meeting following the Annual Meeting of Stockholders.

    Mr. Fowler has been Vice President since September 1989. From March 1987 to September 1989 he served as Vice President of Titan Systems, Inc. Prior thereto, Mr. Fowler was Director of Contracts of Titan Systems, Inc. from March 1985 to March 1987.

    Mr. Gorda has been Senior Vice President since February 1995 and President of the Linkabit division of the Company since June 1993. From May 1994 to February 1995 he was a Vice President at Titan. From August 1991 to June 1993 he served as Senior Vice President of the SATCOM Systems business unit of the Linkabit division. Prior thereto, he was Senior Program Manager of the SATCOM Command and Control division of Rockwell International from April 1986 to July 1991.

    Mr. Hahn has been Senior Vice President, General Counsel and Secretary of the Company since May 1995. Prior thereto, he was a partner with the law firm of Latham & Watkins, San Diego, California from January 1993 to May 1995. From August 1985 to January 1993, he was an associate with Latham & Watkins.

    Mr. Hay has been Senior Vice President and Chief Financial Officer since March 1994. From October 1989 to September 1993 he was Executive Vice
President--Finance and Chief Financial Officer of International Rectifier Corporation.

    Mr. Hensel joined the Company in January 1995 and has been Senior Vice President since February 1995. From January 1994 to December 1994 Mr. Hensel was Senior Vice President and General Manager of the C(3)I Systems Division of CSC Professional Systems Group. From June 1988 to December 1993 he was Senior Vice President and General Manager of the C(3)I Systems Division of Atlantic Research Corporation.

    Mr. Judge has been Senior Vice President since February 1994. From January 1991 to January 1994, Mr. Judge was Senior Vice President and Chief Operating Officer of Hughes Communications, Inc., a unit of GM Hughes Electronics Corp. From January 1988 to January 1991, he served as Senior Vice President of Hughes Communications, Inc.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    The Company's Compensation, Stock Option and Pension Committee has the duty to administer the Company's cash and equity based executive compensation programs and to evaluate the overall performance of the executive officers.

  COMPENSATION PHILOSOPHY

    The Company believes that there should be a direct relationship between executive compensation and value delivered to the stockholders. The Company implements this philosophy with a set of supporting principles:

    - Compensation must be fair.

      The Company strives to evaluate the relative contribution of its executive officers and to compensate them fairly in relationship to their individual contributions, to each other, and to their relative value in comparable companies.

    - Compensation must be competitive.

      The Company is committed to providing base salary programs that enable it to attract and retain the best available people. It maintains these programs by monitoring the competitive pay practices of other companies in similar businesses.

    - Compensation must be related to Company goals.

      Executive officers are rewarded based on overall Company performance and on individual performance. Company performance is evaluated by measuring the achievement of Company goals and business plans. Individual performance is measured by reviewing progress against specific personal objectives. Individual performance goals are established for each executive officer based upon his or her ability to effect overall company objectives. Such individual performance goals typically include business unit profitability, asset management, cost control, contract performance objectives and success in diversifying into commercial and international businesses as appropriate.

    - Compensation must motivate.

      The compensation program is designed to provide a direct link between performance and compensation. Realistic individual and Company performance targets provide the motivation to strive to meet or exceed performance goals.

  COMPENSATION MEASUREMENT

    The Company has a formalized process to assist in the evaluation of performance and in the determination of compensation amounts for each of the executive officers. It is as follows:

        1. Early in the year, the Board of Directors approves the overall Company goals including earnings per share ("EPS") and return on equity ("ROE"). Individual performance goals are established for the executive officers by the President and CEO, and approved by the Committee. The President and CEO's goals are established by the Committee. The Company measurement goals of EPS and ROE represent approximately two thirds of the incentive opportunity for the President and CEO and other executive officers on the Corporate staff. The remaining one-third is tied to individual performance measures. In the case of executive officers with business unit responsibility, approximately half of the incentive compensation measurement is based upon individual business unit profitability and return on revenues, with the remainder equally split between overall Company goals and individual performance measures.

        2. Each executive officer is given feedback periodically during the year against these objectives.

        3. Upon review and recommendation of the Compensation, Stock Option and Pension Committee, and approval by the Board of Directors, each executive officer is rewarded according to the overall performance of the Company and according to the achievement of individual objectives.

  TOTAL COMPENSATION

    The   Company  has  a   program  of  cash   compensation  and  equity  based
compensation. These programs apply equally to the President and Chief Executive Officer and all other executive officers.

CASH COMPENSATION
  BASE SALARY COMPENSATION

    Base salary is set to allow the Company to attract and retain the people necessary for the successful operation and growth of the Company. Base salary is reviewed annually and is examined to determine compatibility with the pay practices of companies in similar businesses. Variable pay opportunity is established in keeping with the competitive environment. In March 1995, Dr. Ray's base salary was increased in recognition of his performance in 1994 as were the salaries of three of the other four highest paid executive officers in 1994. Dr. Ray's base salary for 1996 was not increased nor was the base salary of two of the other four highest paid officers in 1995.

  INCENTIVE COMPENSATION

    The Committee believes that a substantial portion of the total compensation should be related to the overall performance of the Company as well as the individual contribution of each executive officer. As a result, much of the total compensation is "at risk."

    Under the Company's Incentive Plan, bonuses are paid to the President and CEO and each executive officer based on individual performance and the performance of the Company, with maximum incentive compensation ranging from 30% to 60% of base salary compensation. The maximum incentive compensation range is established based upon the individual's goals as well as to be consistent with maximum incentive compensation of similar businesses. A supplemental bonus is available to reward growth above Plan in Company EPS or unit profitability.

    The Incentive Compensation set forth in the accompanying table for the President and Chief Executive Officer and the other four highest paid executive officers was dependent on the achievement of the Company and individual performance goals for the periods shown. The variation in incentive compensation from year to year and from individual to individual reflects the executive officer's relative achievement of his/ her performance objectives, as well as whether the Company goals were achieved. In February 1996, Dr. Ray and two of the other four highest paid executive officers received no bonus as a result of the Company's performance in 1995.

EQUITY BASED COMPENSATION
  STOCK OPTION PROGRAMS

    The Company's Stock Option Program's purpose is to provide additional incentives to the executive officers to encourage their commitment to the maximization of shareholder value over the long-term.

    Options are granted consistent with the responsibility and accountability of the recipient and the compensation philosophy previously expressed. Stock option grants afford a desirable long-term compensation method because they closely ally the interests of management with shareholder value.

    The option programs utilize a four year vesting period to encourage executive officers to continue in the employ of the Company. These options are at current market value and are available to all executive officers. During 1995, the President and CEO, along with three of the other four highest paid executive officers, were awarded stock options as shown in the accompanying table.

    The Compensation Committee has evaluated the total compensation of the five highest paid executive officers in 1995 and has approved their compensation as reasonable and consistent with the Company's compensation philosophy.

    It is the Company's policy to qualify all compensation paid to its top executives for deductibility under the Internal Revenue Code and regulations in order to maximize the Company's income tax deductions.

    No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE

    Thomas G. Pownall, Chairman
    Charles R. Allen
    Joseph F. Caligiuri
    Daniel J. Fink

February 22, 1996

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ended December 31, 1995, 1994 and 1993, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of the Company in 1995 (the "Named Executive Officers") in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                        -------------
                                                                  ANNUAL COMPENSATION
                                                                                           AWARDS
                                                                  --------------------  -------------    ALL OTHER
                                                                  SALARY($)  BONUS($)     OPTIONS/     COMPENSATION
             NAME AND PRINCIPAL POSITION                 YEAR        (A)        (B)       SARS (#)        ($) (C)
- -----------------------------------------------------  ---------  ---------  ---------  -------------  -------------
Gene W. Ray..........................................       1995    328,462     --           50,000         43,886
  President and Chief                                       1994    290,500    169,800       50,000         41,798
  Executive Officer                                         1993    287,038     --           95,000         39,221
Ronald B. Gorda......................................       1995    173,563    176,000       25,000         25,638
  Senior Vice President                                     1994    156,758    117,246       50,000         14,912
                                                            1993    131,910     30,000       30,000          9,382
Cornelius L. Hensel..................................       1995    175,219     85,200       55,000         21,918
  Senior Vice President
Frederick L. Judge...................................       1995    232,271     --           --             32,773
  Senior Vice President                                     1994    198,186    150,875       50,000         20,625
Stephen P. Meyer.....................................       1995    177,018     --           25,000         29,874
  Senior Vice President                                     1994    174,401     78,200       --             28,271
  (resigned in February 1996)                               1993    161,773     --           55,000         27,508

- ---------

(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(B) Amounts shown include bonus cash compensation earned by executive officers for each fiscal year whether received in the fiscal year in which it was earned or in the subsequent fiscal year.

(C) Amounts shown consist of (i) the Company's matching contribution to its 401(k) Retirement Plan; (ii) the Company's matching contribution to its Supplemental Retirement Plan for Key Executives; (iii) the Company's contribution to its Employee Stock Ownership Plan and (iv) interest earned in the Company's Supplemental Retirement Plan for Key Executives which exceeded 120% of the applicable federal long-term rate with compounding (as prescribed under Section 1274(d) of the Internal Revenue Code). Amounts shown for fiscal year 1995 for each Named Executive Officer consist of the following elements of compensation: Dr. Ray: (i) $7,500; (ii) $28,300; (iii) $3,776; and (iv) $4,310; Mr. Gorda: (i) $7,500; (ii) $16,300; (iii) $1,482;
    and (iv) $356; Mr.  Hensel: (i) $4,183; (ii)  $17,500; (iii) none; and  (iv)
    $235;  Mr. Judge: (i) $7,500;  (ii) $24,375; (iii) none;  and (iv) $898; Mr.
    Meyer: (i) $7,500; (ii) $17,000; (iii) $2,976; and (iv) $2,398.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options made during fiscal 1995 under the Company's long-term incentive program to the Named Executive Officers:

                     OPTION GRANTS IN LAST FISCAL YEAR (A)

                                                                                                    POTENTIAL REALIZABLE
                                                            INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                       -----------------------------------------------------------    ANNUAL RATES OF
                                                    % OF TOTAL OPTIONS                                  STOCK PRICE
                                                        GRANTED TO                                    APPRECIATION FOR
                                                       EMPLOYEES IN       EXERCISE                    OPTION TERM (F)
                                         OPTIONS          FISCAL            PRICE      EXPIRATION   --------------------
                NAME                   GRANTED (B)       YEAR (C)         ($/SH)(D)     DATE (E)     5% ($)     10% ($)
- -------------------------------------  -----------  ------------------  -------------  -----------  ---------  ---------
Gene W. Ray..........................      50,000           12.69%             9.50       8/16/05     298,724    757,027
Ronald B. Gorda......................      25,000            6.35%             9.50       8/16/05     149,362    378,513
Cornelius L. Hensel..................      35,000            8.88%             5.75       2/27/05     126,565    320,740
                                           20,000            5.08%             9.50       8/16/05     116,489    302,811
Frederick L. Judge...................      --               --               --            --          --         --
Stephen P. Meyer.....................      25,000            6.35%             9.50       8/16/05     149,362    378,513

- ---------

(A) No SARs were granted to any of the Named Executive Officers during the last fiscal year.

(B) Options granted in 1995 are exercisable starting 12 months after grant date, with 25% of the options becoming exercisable at that time and with an additional 25% of the options becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(C) In 1995 employees of the Company received stock options covering a total of 394,000 shares.

(D) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(E) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. All options were "incentive" stock options under the Internal Revenue Code.

(F) Present value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock, which will be determined by future events and unknown factors.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                          AND FY-END OPTION VALUE (A)

                                                                                             VALUE OF UNEXERCISED
                                        SHARES                  NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                                      ACQUIRED ON    VALUE      OPTIONS AT FY-END (#)          AT FY-END ($)(C)
                                       EXERCISE    REALIZED   --------------------------  --------------------------
                NAME                      (#)       ($)(B)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ------------------------------------  -----------  ---------  -----------  -------------  -----------  -------------
Gene W. Ray.........................      20,000     122,500      91,250        138,750      328,281        284,219
Ronald B. Gorda.....................      --          --          30,000         77,500       96,250        145,937
Cornelius L. Hensel.................      --          --          --             55,000       --             48,125
Frederick L. Judge..................      --          --          12,500         37,500       46,875        140,625
Stephen P. Meyer....................      20,000     117,500      45,000         55,000      171,250        114,375

- ---------

(A) No SARs were owned or exercised by any of the Named Executive Officers during the last fiscal year.

(B) Market value of underlying securities on date of exercise, minus the exercise or base price.

(C) Market value of underlying securities at year-end, minus the exercise or base price.

AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company has entered into agreements with the Named Executive Officers and certain other executive officers to reinforce and encourage continued dedication without distraction arising from the possibility of a change in control of the Company. The terms of the agreements provide that, in the event of a Change in Control (as defined), and the termination of the executive's employment at any time during the 2-year period thereafter by the Company other than for cause or by the executive for good reason, the executive will be paid a lump sum amount equal to two times his or her base salary plus maximum annual bonus. Additionally, the executive will receive a prorated bonus for the year of termination and continuation of medical and dental benefits covering the executive and his or her dependents for 2 years following the termination. The payments are limited to ensure deductibility for tax purposes under Section 280G of the Internal Revenue Code.

    Under the agreements, Change in Control is deemed to have occurred in the event of (i) the acquisition by any person, together with its affiliates, of beneficial ownership of capital stock of the Company possessing 25% or more of the combined voting power of the Company's outstanding capital stock, (ii) within any two year period, the majority of the members of the Board were to be comprised of individuals other than those who were members at the beginning of such period, unless the new members elected during such period were approved by two-thirds of the members of the Board still in office who were members of the Board at the beginning of such two-year period, (iii) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons, or (iv) the Company is merged with or into another corporation or another corporation is merged into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than a majority interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving such transaction.

PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG THE TITAN CORPORATION,
         NEW YORK STOCK EXCHANGE MARKET INDEX AND INDUSTRY GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TITAN CORPORATION    MG INDUSTRY GROUP    NYSE MARKET INDEX
1990                      100                  100                  100
1991                   192.86               124.59               129.41
1992                   214.29               165.07               135.50
1993                   175.16               237.84               153.85
1994                   372.21               263.98               150.86
1995                   415.99               363.82               195.61

- ---------

(1) The above graph compares the performance of The Titan Corporation with that of the New York Stock Exchange Market Index and the MG Industry Group 171 -- Electronics Equipment Manufacturers Index, which is a published industry group index.

(2) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumed that $100 was invested on December 31, 1990 in each of The Titan Corporation, the New York Stock Exchange Market Index and the MG Industry Group 171 -- Electronics Equipment Manufacturers Index with investment weighted on the basis of market capitalization. Titan's stock price was $7.125 per share on December 31, 1995.

               APPROVAL OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    The Company's 1995 Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors on August 17, 1995 and is being submitted to the stockholders of the Company at this Annual Meeting. A total of 500,000 shares of Common Stock, par value $.01 per share (the "Stock"), are reserved for issuance under the Plan and no shares have been issued under the Plan. The first offering period under the Plan commenced on January 1, 1996.

    THE BOARD OF  DIRECTORS RECOMMENDS  A VOTE FOR  THE PLAN  FOR THE  FOLLOWING
REASONS:

    It will encourage Titan's employees to acquire an ownership interest in the Company, which will act as an additional incentive for the employees to promote the success of the business of Titan and its subsidiaries.

    The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" below. The Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of ERISA.

REQUIRED VOTE

    The affirmative vote of a majority of the voting power of the shares of the Company's Common Stock and Preferred Stock present at the Annual Meeting and entitled to vote thereon is required to approve and adopt the Plan, with the Common Stock and Preferred Stock voting together and not as separate classes.

PURPOSE

    The purpose of the Plan is to encourage ownership of Stock by employees of Titan and its subsidiaries, and to provide an additional incentive for the employees to promote the success of the business of Titan and its subsidiaries.

ADMINISTRATION

    The Plan is administered by the Company's board of directors (the "Board"). The Board may delegate all or any portion of its authority with respect to the Plan to the Compensation, Stock Option and Pension Committee, consisting of members of the Board. The Board may from time-to-time adopt rules and regulations for carrying out the Plan. Any interpretation or construction of any provision of the Plan by the Board shall be final and conclusive on all persons.

    The  Board  receives   no  compensation   for  performing   its  duties   as
administrator of the Plan. All costs of administering the Plan will be paid by the Company.

ELIGIBILITY

    Any person who is employed by the Company (or any of its subsidiaries designated by the Board of Directors) for at least 20 hours per week and more than five months per year is eligible to participate in the Plan, provided that such employee is employed on the commencement date of an offering period. Notwithstanding the foregoing, elected officers of the Company are not eligible to participate in the Plan.

OFFERING DATES

    The Plan is implemented by consecutive six month subscription periods (each a "Subscription Period") with a new Subscription Period commencing on or about January 1 and July 1 of each year. All accrued payroll deductions of each participant will be applied to the purchase of shares in accordance with the terms of the Plan at the end of each Subscription Period. The first six month Subscription Period began on January 1, 1996. The Board has the power to alter the duration of the Subscription Periods without stockholder approval.

PARTICIPATION IN THE PLAN

    Eligible employees become participants in the Plan by delivering to the Company a subscription agreement authorizing payroll deductions at least ten days prior to the first day of the applicable Subscription Period, unless a later time has been set by the Board of Directors for all eligible employees with respect to a given Subscription Period. An employee who becomes eligible to participate in the Plan after the commencement of a Subscription Period may not participate in the Plan until the next following Subscription Period.

PURCHASE PRICE

    The purchase price per share at which shares are sold under the Plan is the lower of 85% of the Market Value (as defined below) of a share of Common Stock on the date of commencement of the applicable Subscription Period or 85% of the Market Value of a share of Common Stock on the last day of the applicable
Subscription Period. Market Value means, as of a particular date, (i) if the Common Stock is listed on an exchange, the closing price of the Common Stock on such date on such exchange, (ii) if the Common Stock is quoted through the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or any successor thereto, the closing price of the Common Stock on such date and (iii) if the Common Stock is quoted through NASDAQ (but not on the National Market System) or otherwise publicly traded, the average of the closing bid and asked prices of the Common Stock on such date. In the event that the Common Stock is not traded on the date as of which Market Value is to be determined, Market Value shall be determined as of the next preceding trading day.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions during the Subscription Period. The deductions must be between 1% and 10% of a participant's regular earnings, which is defined in the Plan to include the total salary, bonus and overtime paid to a participant during the Subscription Period, but excluding fringe benefits and any other form of remuneration. Payroll deductions commence on the first payday following the commencement of the Subscription Period and continue until the end of the Subscription Period unless sooner terminated or changed by the employee as provided in the Plan. A participant may discontinue his or her participation in the Plan or may increase or decrease the rate of payroll deductions as provided in the Plan. A change that increases the rate is effective at the beginning of the next Subscription Period; a change that decreases the rate is effective with the next payroll period.

    All payroll deductions are credited to the participant's account under the Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

PURCHASE OF STOCK

    At the beginning of each Subscription Period, by executing a subscription agreement to participate in the Plan, each participant is in effect granted a right to purchase shares of Common Stock on the last day of the Subscription Period. The maximum number of shares which a participant may purchase on the last day of the Subscription Period is determined by dividing such participant's payroll deductions accumulated during the Subscription Period by the lower of
(i) 85% of the Market Value of a share of the Company's Common Stock at the commencement of the Subscription Period, or (ii) 85% of the Market Value of a share of the Company's Common Stock on the last day of such Subscription Period; provided that in no event may a participant be permitted to purchase, during any one Subscription Period, more than a number of shares determined by dividing $12,500 by the Market Value of a share of the Company's Common Stock on the date of commencement of such Subscription Period, nor may any participant acquire shares of Common Stock to the extent such acquisition would cause the participant to own shares of stock (including shares which would be owned if all outstanding options to purchase stock owned by such person were exercised) in excess of five percent (5%) of the total combined voting power of all classes of stock of Titan or any Related Corporation (as defined in Sections 424(e) and 424(c) of the Code). See "Payment of Purchase Price; Payroll Deductions" for limitations on payroll deductions. If, on the last day of a Subscription Period, the number of shares of Stock subscribed for exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Unless an employee withdraws from participation in the Plan (see "Withdrawal") or the employee's participation is otherwise discontinued (see "Termination of Employment"), the employee's entire account balance will automatically be used to purchase the maximum number of shares, at the applicable price, on the last day of the Subscription Period.

    Shares of Stock purchased under the Plan shall be delivered to a broker designated by the Board to hold shares for the benefit of the participants. As determined by the Board from time to time, such shares shall be delivered as physical certificates or by means of a book entry system. Although the participant may direct the broker to sell such shares at any time (subject to the six month holding period described below under Nonassignability and applicable securities laws), the shares otherwise must be held in an account with the broker designated by the Board until 24 months after the first day of the Subscription Period during which the shares were purchased. Following such 24-month period, a participant may transfer his or her shares to another broker or to any other person (including the participant) but all costs incident to such transfer shall be paid by the participant.

WITHDRAWAL

    A participant's interest in a given Subscription Period may be terminated in whole, but not in part, at any time during the Subscription Period. Such withdrawal shall be made by signing and delivering to the Company a notice of withdrawal from the Plan. Upon such notice of withdrawal, no further payroll deductions for the purchase of shares will be made, and the payroll deductions credited to the participant's account will be returned to the participant. An employee who withdraws from the Plan during a Subscription Period may not re-enroll under the Plan until the next following Subscription Period.

TERMINATION OF EMPLOYMENT

    Termination  of  a  participant's  employment  for  any  reason,   including
retirement or death, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement (or, in the absence of such specification, to the executor or administrator of the estate of the participant, or if no such executor or administrator exists, to such other relative, dependent or person as is permitted by the terms of the Plan). Failure to remain in the continuous employ of the Company for at least 20 hours per week during the Subscription Period will be deemed to be a withdrawal from the Plan.

CAPITAL CHANGES

    In the event that the shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Titan or of another corporation (whether by reason of merger, consolidation, recapitalization, stock split, combination of shares, or otherwise), or if the number of shares of Common Stock shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock theretofore reserved for sale under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be , or the number or kind of securities which may be sold under the Plan and the purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent dilution or enlargement of rights granted to, or available for, employees eligible to participate. Similarly, if the number of shares of Common Stock shall be decreased through a reverse stock split or otherwise, the number of securities and purchase price per share shall be proportionally adjusted.

NONASSIGNABILITY

    No rights, interest or accumulated payroll deductions of an employee under the Plan may be pledged, assigned or transferred for any reason, and any such attempt shall be void.

    Shares purchased under the Plan may not be assigned, transferred, pledged or otherwise disposed of until after completion of six full calendar months following the end of the Subscription Period during which the shares of Stock were acquired. The foregoing restriction will lapse with respect to any participant in the event of the death of such participant.

REPORTS

    Individual accounts will be maintained for each participant in the Plan. Each participant shall receive as promptly as practicable after the end of each Subscription Period a report of his or her account setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining balance to be carried forward, if any.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board shall have the right to amend, modify or terminate the Plan at any time without notice, provided that without the approval of the Company's stockholders no such amendment shall increase the total number of shares of Stock subject to the Plan, change the formula by which the price at which the shares of Stock shall be sold is determined, or change the class of employees eligible to participate in the Plan. Without limiting the generality of the foregoing but subject to the foregoing proviso, the Board may amend the Plan from time to time to increase or decrease the length of any future Subscription Periods (e.g. to an annual period), but not in excess of the maximum period allowable for the Plan to meet the requirements of Section 423 of the Code, and to make all required conforming changes to the Plan. In the event that, after the initial Subscription Period, there occurs a dissolution or liquidation of the Company, the plan shall terminate, and each participant shall have the amount in his or her plan account refunded in cash, without interest.

FEDERAL INCOME TAX INFORMATION

    The Plan is intended to qualify as an "Employee Stock Purchase Plan" under the provisions of Section 423 of the Code. Under the present provisions of the Code, no taxable income is recognized by a participant either at the time of enrollment into the Plan or at the time shares are purchased. Depending upon the length of time the acquired shares are held by the participant, the federal tax consequences will vary. If the shares are held for a period of 24 months or more from the first day of the Subscription Period during which such shares are purchased, and sold at a price in excess of the purchase price, the gain on the sale of the shares will be taxed as ordinary income equal to the lesser of (i) 15% of the market value of the shares as of the first day of the Subscription Period or (ii) the excess of the fair market value of the shares at the time of disposition of the shares over the price paid. Any additional gain will be treated as long-term capital gain. If the 24 month holding period is satisfied, the Company will not be entitled to any deduction for federal income tax purposes with respect thereto. If the sale produces a loss, no ordinary income will be realized and the loss will be a long-term capital loss.

    If the shares are held for less than 24 months from the first day of the Subscription Period during which such shares were acquired, any gain on the sale of the shares will be treated as ordinary income to the extent of the difference between the purchase price and the fair market value on the date of purchase (the last day of the Subscription Period) and the Company will be entitled to a corresponding deduction for federal income tax purposes. Any additional gain will be treated as a long-term or short-term capital gain, depending upon whether the shares have been held for more than one year from the last day of the Subscription Period during which such shares were acquired.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Plan, does not purport to be complete, and does not discuss the income tax laws of any state or foreign country in which a participant may reside.

                        APPROVAL OF THE 1996 DIRECTORS'
                   STOCK OPTION AND EQUITY PARTICIPATION PLAN

    In order to increase the Company's ability to attract and retain outside directors of the highest caliber and experience, the Company's Board of Directors adopted the 1996 Directors' Stock Option and Equity Participation Plan (the "Directors' Plan") on February 22, 1996 and is submitting it to the stockholders for their approval at this Annual Meeting. The affirmative vote of a majority of the voting power of the shares present at the Annual Meeting and entitled to vote thereon will be required for the approval of the Directors' Plan, with the Preferred and Common Stock voting together and not as separate classes.

    THE  BOARD OF  DIRECTORS RECOMMENDS  A VOTE FOR  THE PLAN  FOR THE FOLLOWING
REASONS:

    It will increase the Company's ability to attract and retain outside directors of the highest caliber and experience.

    Under the Directors' Plan, options to purchase an aggregate of 15,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock") are granted to each director of the Company who is not an employee of the Company or any of its subsidiaries. An option to purchase 5,000 shares of Common Stock is granted on the later of the date the director takes office as a director of the Company or the date the Directors' Plan was adopted by the Board; an option for an additional 5,000 shares is granted one year after the initial grant; and an option for an additional 5,000 shares is granted two years after the initial grant.

    In addition, each director who is not an employee of the Company or its subsidiaries may elect to forego cash payment of all or any portion of his or her Director Fees (the fees subject to such election are hereinafter referred to as "Elected Fees") and receive shares of Common Stock having a Fair Market Value equal to the amount of Elected Fees. Such election to receive Common Stock in lieu of Elected Fees shall be made at least six months prior to the scheduled payment, and such election is irrevocable. If a director elects to receive shares of Common Stock, the number of shares issuable shall equal the amount of the Elected Fees divided by the Fair Market Value per share of Common Stock as of the issue date. No grant of Common Stock pursuant to an election by a director to receive Common Stock in lieu of Elected Fees shall be made prior to approval of this Plan by the Company's stockholders.

    The maximum number of shares of stock for which options granted hereunder may be exercised or which may be issued under stock grants in lieu of Director Fees shall be 125,000 shares of the Company's Common Stock, subject to adjustment in certain circumstances, including stock dividends, stock splits, reverse stock splits, reorganizations, reclassifications or recapitalizations of Common Stock.

    The purchase price which must be paid for stock on exercise of an option granted under the Directors' Plan is equal to the fair market value of the stock on the date the option is granted. Under the Directors' Plan, Joseph F. Caligiuri, Charles R. Allen, Daniel J. Fink and Thomas G. Pownall each were granted an option for 5,000 shares, subject to stockholder approval of the Directors' Plan, at $7.50 per share. Mr. La Blanc, who joined the Board on the date of approval of this Plan, received options under previous directors' plans. Under the terms of the Directors' Plan, these directors will be granted two additional options for 5,000 shares each on the first and second anniversaries of the date of initial grant. Payment for stock upon exercise of an option must be in cash.

    Each option granted under the Directors' Plan shall become exercisable in installments as follows: it may in the aggregate be exercised as to 25% of the total number of shares optioned following the first anniversary of the date of grant; up to 50% of the total number of shares optioned may be exercised following the second anniversary of the date of grant; up to 75% of the total number of shares optioned may be exercised following the third anniversary of the date of grant; and up to 100% of the total number of shares optioned may be exercised following the fourth anniversary of the date of grant. Options are nontransferable except upon death, by will or by operation of the laws of descent and distribution, and can be exercised during the directors' lifetime only by him or his guardian or legal representative. Any options granted under the Directors' Plan may not be exercised prior to approval of the Plan by the Company's stockholders.

    If an optionholder ceases to be a director of the Company, his or her option will terminate ninety days thereafter and may thereafter no longer be exercised, except that (i) if a director dies, any portion of an option held by him or her that was exercisable at the date of death may be exercised within the option period but not later than one year after the date of death by his or her legal representatives or by those entitled to receive the option under applicable laws of testate or intestate succession, and (ii) if a director ceases to be a director because of disability, any portion of an option that was exercisable at the date the option holder ceased to be a director may be exercised by the option holder (or his or her guardian) within the option period but not later than one year after the date the option holder ceased to be a director.

    Notwithstanding any other provisions of the Directors' Plan, upon any Change in Control (as defined in the Plan) all then outstanding options will become fully vested and exercisable.

    The Directors' Plan will terminate on February 22, 2001, after which no further options or shares may be granted thereunder.

    The Board of Directors may alter, amend, suspend or terminate the Directors' Plan, provided that no holder of an outstanding option may thereby be deprived of his rights. Moreover, stockholder approval would be required for any amendment to the Directors' Plan as to which approval by stockholders is necessary for continued applicability of Rule 16b-3 under the Securities Exchange Act of 1934. Notwithstanding the foregoing, the Plan shall not be amended more than once every six months other than to comport with changes in the Code, ERISA or the rules thereunder.

                       APPROVAL OF SELECTION OF AUDITORS

    The Board is seeking stockholder ratification of its selection of Arthur Andersen LLP to serve as the Company's auditors for the fiscal year ending December 31, 1996. Arthur Andersen LLP is serving as the Company's auditors for 1995 and previously served as the Company's auditors since 1985 and as Titan Systems' auditors since 1981. It is anticipated that representatives of Arthur Andersen LLP will attend the Annual Meeting with the opportunity to make any statement they may desire to make and will be available to respond to appropriate questions from stockholders. Arthur Andersen LLP will be retained as the Company's auditors for the fiscal year ending December 31, 1996 if this proposal is approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER BUSINESS

    The Company knows of no other matters to be brought before the Annual Meeting of Stockholders. If other matters should come before the meeting, it is the intention of each person mentioned in the proxy to vote such proxy in accordance with his judgment of such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                            STOCKHOLDERS' PROPOSALS

    Proposals by stockholders intended to be presented at the next annual meeting in 1997 must be in writing and received by the Company by December 13, 1996 to be considered for inclusion in the Company's proxy material under the rules of the Securities and Exchange Commission.

                              FINANCIAL STATEMENTS

    The Company's 1995 Annual Report, including financial statements for fiscal year 1995, accompanies this proxy statement. STOCKHOLDERS MAY OBTAIN FREE OF CHARGE A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO THE SECRETARY, 3033 SCIENCE PARK ROAD, SAN DIEGO, CALIFORNIA 92121.

                                                                      APPENDIX A

                              THE TITAN CORPORATION
                          1996 DIRECTORS' STOCK OPTION
                          AND EQUITY PARTICIPATION PLAN

          1. PURPOSE OF THE PLAN. Under this 1996 Directors' Stock Option and Equity Participation Plan (the "Plan") of The Titan Corporation (the "Company"),
(i) options shall be granted to directors who are not Employees of the Company to purchase shares of the Company's capital stock, and (ii) directors who are not Employees of the Company may elect to receive shares of the Company's Common Stock in lieu of cash payment of Director Fees. The Plan is designed to enable the Company to attract and retain outside directors of the highest caliber and experience. Certain capitalized terms used in this Plan are defined in Section 12 hereof.

          2. STOCK SUBJECT TO PLAN. The maximum number of shares of stock for which options granted hereunder may be exercised or which may be issued under stock grants in lieu of Director Fees shall be 125,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), subject to the adjustments provided in Section 6. The shares of Common Stock to be issued under the Plan may be either previously authorized but unissued shares or treasury shares. Shares of stock subject to the unexercised portions of any options granted under this Plan which expire or terminate or are canceled may again be subject to options or stock grants under the Plan.

          3. PARTICIPATING DIRECTORS. The directors of the Company who shall participate in this Plan are those directors who are not, at the time they receive options or stock grants hereunder, Employees of the Company or any of its subsidiaries.

                                     1 OF 18

          4. GRANT OF OPTIONS. Each participating director shall be granted the following options, the date of each of which being a "date of grant":

               (a) 5,000 shares of stock (subject to the adjustments provided in Section 6) on the later to occur (the "date of initial grant") of (i) the date on which he or she first takes office as a director of the Company, or (ii) the date on which this Plan was adopted by the Board of Directors of the Company;

               (b) 5,000 shares of stock (subject to adjustments provided in Section 6) on the date that is one year after the date of initial grant; and

               (c) 5,000 shares of stock (subject to the adjustments provided in Section 6) on the date that is two years after the date of initial grant.

          Notwithstanding any other provision of this Plan, no option hereunder shall be granted unless sufficient shares (subject to said adjustments) are then available therefor under Sections 2 and 7. In consideration of the granting of the options, the option holder shall be deemed to have agreed to remain as a director of the Company for a period of at least one year after each date of grant. Nothing in this Plan shall, however, confer upon any option holder any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company or the Company's shareholders, which are hereby expressly reserved, to remove any option holder at any time for any reason whatsoever, with or without cause, to the extent permitted by the Company's bylaws and applicable law.

          5. OPTION PROVISIONS. Each option granted under the Plan shall contain such terms and provisions as the President of the Company may authorize, including in any event the following:

               (a) The exercise price of each option shall be equal to the aggregate Fair Market Value of the shares of stock optioned on the date of grant of such option. Fair Market Value means the closing price of stock of the same class on the day in question (or, if such day is not a trading day in the U.S. securities markets or if no sales of stock of that class were made on such day, on the nearest preceding trading day on which sales of stock of that class were made), as reported with respect to the market (or the composite of the markets, if more than one) in which such stock is then traded; or if no such closing prices are reported the lowest independent offer quotation reported, for such day in Level 2 of NASDAQ; or if no such quotations are reported, it means the value established by what the Board of Directors of the Company in its judgment then deems to be the most nearly comparable valuation method.

               (b) Payment for stock purchased upon any exercise of the option shall be made in full in cash concurrently with such exercise.

               (c) The option shall become exercisable in installments as follows: It may be exercised as to up to but no more than 25% of the total number of shares optioned on the first anniversary of the date of grant; up to but no more than 50% of the total number of shares optioned on the second anniversary of the date of grant; up to but no more than 75% of the total number of shares optioned on the third anniversary of the date of grant; and up to 100% of the total number of shares optioned on the fourth anniversary of the date of grant; in each case to the nearest whole share.

               (d) When the option holder ceases to be a director of the Company, whether because of death, resignation, removal, expiration of his or her term of office or any other reason, the option shall terminate ninety (90) days after the date such option holder ceases to be a director of the company and may thereafter no longer be exercised; except that (i) upon the option holder's death his or her legal representative(s) or the person(s) entitled to do so under the option holder's last will and testament or under applicable intestate laws shall have the right to exercise the option within one year after the date of death (but not after the expiration date of the option), but only for the number of shares as to which the option holder was entitled to exercise the option on the date of his or her death and (ii) upon the option holder's ceasing to be a director by reason of disability her or she (or his or her guardian) shall have the right to exercise the option within one year after the date of the option holder ceased to be a director (but not after the expiration date of the option), but only for the number of shares as to which the option holder was entitled to exercise the option on the date of his or her ceasing to be a director.

               (e) Notwithstanding any other provision herein, such option may not be exercised prior to shareholder approval of this Plan at an annual meeting of shareholders by a majority of the shares represented at such meeting; nor prior to the admission of the shares of stock issuable on exercise of the option to listing on notice of issuance on any stock exchange on which shares of the same class are then listed; nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

               (f) The option shall not be transferable by the option holder other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder; may not be pledged or hypothecated; and shall be exercisable during the option holder's lifetime only by the option holder or by his or her guardian or legal representative.

          6. ADJUSTMENTS. If the outstanding shares of the Company's Common Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities of the Company, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities as to which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of such options, but with a corresponding adjustment in the purchase price for each share or other unit of any security covered by the option. No fractional shares of stock shall be issuable under any option granted under this Plan or as a result of any such adjustment.

          7. CORPORATE REORGANIZATIONS. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding shares of the Company's Common Stock are changed or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to another corporation or person, the Plan shall terminate, and all options thereto granted hereunder shall terminate, unless provisions shall be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this section entitled "Corporation Reorganizations," not yet be exercisable.

          8. CHANGE IN CONTROL. Notwithstanding any other provisions of this Plan, upon any Change in Control (as defined herein below) all then outstanding options will become fully vested and exercisable. The term "Change in Control" shall mean (a) any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) becomes the beneficial owner (as such term is used in Section 13(d)(1) of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 25% of the combined voting power of the then outstanding securities of the Company in a transaction which was not approved by the Company's Board of Directors prior to its occurrence; or (b) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Company's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          9. GRANTING OF STOCK. (a) Each participating Director may elect to forego cash payment of all or any portion of his or her Director Fees (the fees subject to such election are hereinafter referred to as "Elected Fees") and receive, subject to provisions of subsection (c) hereof, on the date such Elected Fees otherwise would be paid, or such other date specified by the Board, shares of Common Stock. If the participating director elects to receive shares of Common Stock, the number of shares issuable shall equal the amount of the Elected Fees divided by the Fair Market Value per share of Common Stock as of the issue date. No fractional shares of Common Stock shall be issued and the value of such fractional share shall be paid to each participating director in cash. An election pursuant to this Section 9 shall be made prior to the commencement of any period of Board service to which the grant relates, but in any event at least six months prior to the scheduled payment of the Elected Fees, and such election shall be irrevocable.

               (b) This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. No grant of Common Stock pursuant to Section 9 hereof shall be made prior to approval of this Plan by the Company's stockholders.

               (c) The Company shall be entitled to require payment in cash or deduction from other compensation payable to each participating director of any sums required by federal, state or local tax law to be withheld with respect to the issuance of Common Stock under the Plan.

               (d) This Plan and the issuance and delivery of shares of Common Stock hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

          10. DURATION, TERMINATION AND AMENDMENT OF THE PLAN. This Plan shall become effective upon its adoption by the Board of Directors of the Company and shall expire on February 22, 2001, so that no option may be granted hereunder after that date although any option outstanding on that date may thereafter be exercised in accordance with its terms. The Board of Directors of the Company may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an option holder, without his or her consent, of any option previously granted pursuant to this Plan or of any of the option holder's rights under such option. Except as herein provided, no such action of the Board, unless taken with the approval of the stockholders of the Company, may make any amendment to the Plan as to which approval by stockholders is necessary for continued applicability of Rule 16b-3 of the Securities and Exchange Commission.

          Notwithstanding the foregoing, the Plan shall not be amended more than once every six months other than to comport with changes in the Code, ERISA or the rules thereunder.

          11. ADMINISTRATION. (a) It shall be the duty of the Board to conduct the general administration of this Plan in accordance with its provisions. The Board shall have the power to interpret this Plan and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules.

               (b) All expenses and liabilities which members of the Board incur in connection with the administration of this Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Board, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Company and all other interested persons. No members of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all members of the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

          12. CERTAIN DEFINITIONS. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

               (a) DIRECTOR FEES. "Director Fees" shall mean the annual retainer fee and regular meeting fees, including committee fees, if any, paid by the Company to a participating director.

               (b) EMPLOYEE. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

               (c)  FAIR MARKET VALUE.  "Fair Market Value" is defined in
Section 5(a) hereof.

                                                                      APPENDIX B
                              THE TITAN CORPORATION

                        1995 EMPLOYEE STOCK PURCHASE PLAN


SECTION 1.     DEFINITIONS

               As used in this 1995 Employee Stock Purchase Plan of The Titan Corporation, the following terms shall have the meanings respectively assigned to them below:

               (a)  "Board" shall mean the Board of Directors of Titan.

               (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (c) "Committee" shall mean the Compensation, Stock Option and Pension Committee of the Board.

               (d) "Eligible Employee" shall mean a person who is eligible under the provisions of Section 3 to participate in the Plan.

               (e) "Market Value" means, as of a particular date, (i) if the Stock is listed on an exchange, the closing price of the Stock on such date on such exchange, (ii) if the Stock is quoted through the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or any successor thereto, the closing price of the Stock on such date and (iii) if the Stock is quoted through NASDAQ (but not on the National Market System) or otherwise publicly traded, the average of the closing bid and asked prices of the Stock on such date. In the event that the Stock is not traded on the date as of which Market Value is to be determined, Market Value shall be determined as of the next preceding trading day.

               (f) "Participant" shall mean an Eligible Employee who has elected to participate in the Plan by filing a subscription agreement in accordance with the terms of the Plan.

               (g) "Employer" shall mean Titan and any Related Corporation which has been designated in writing by the Committee as such.

               (h) "Plan" shall mean The Titan Corporation 1995 Employee Stock Purchase Plan.

               (i) "Plan Account" shall mean the account kept by Titan for each Participant in accordance with the provisions of Section 9.

               (j) "Regular Earnings" shall mean the part of the Participant's compensation used to determine his or her allowable contribution according to the provisions of Section 8.

               (k) "Related Corporation" shall mean any corporation which is or during the term of the Plan becomes a parent corporation of Titan, as defined in Section 424(e) of the Code, or a subsidiary corporation of Titan, as defined in Section 424(f) of the Code.

               (l) "Stock" shall mean the Common Stock, $0.01 par value, of Titan, or such other securities as may be substituted for such Stock in accordance with Section 14.

               (m) "Subscription Date" shall mean the last day of each Subscription Period.

               (n) "Subscription Period" shall mean such periods for acquisition of Stock as set forth in Section 5.

               (o) "Subscription Price" shall mean the price per share as determined in Section 7, to be paid by the Participants for Stock acquired under the Plan.

               (p) "Titan" shall mean The Titan Corporation, a Delaware corporation.


SECTION 2.     ESTABLISHMENT OF THE PLAN

               This Plan shall be known as The Titan Corporation 1995 Employee Stock Purchase Plan. The purpose of the Plan is to encourage ownership of Stock by employees of Titan and any Related Corporations, and to provide an additional incentive for the employees to promote the success of the business of Titan and any Related Corporations. The Plan is intended to meet the requirements of an "Employee Stock Purchase Plan" as defined in Section 423 of the Code.

SECTION 3.     ELIGIBLE EMPLOYEES


               (a) All individuals who, on the last day on which Stock is traded before a Subscription Period begins, are employees of an Employer shall be deemed to be eligible to participate in the Plan, except that any employee
(i) who has not as of such date completed ninety (90) days of employment, (ii) whose customary employment is for less than twenty (20) hours per week or less than five (5) months per year or (iii) who is an officer of Titan (as defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934) shall not be an Eligible Employee.


               (b) A person who is otherwise an Eligible Employee shall not be granted any right to purchase Stock under the Plan to the extent (i) it would, if exercised, cause the person to own shares of Stock (including shares which would be owned if all outstanding options to purchase Stock owned by such person were exercised) in excess of five percent (5%) of the total combined voting power of all classes of stock of Titan or of any Related Corporation, or (ii) it causes such person to have purchase rights under all employee stock purchase plans of Titan and any Related Corporation which exceed $25,000 of Market Value of Stock (determined at the time the right to purchase Stock under this Plan is granted) for each calendar year in which such right is outstanding. For this purpose a right to purchase Stock accrues when it first becomes exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the five percent (5%) limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and Stock which the employee may purchase under outstanding options shall be treated as Stock owned by the employee.


SECTION 4.     ENROLLMENT

               Any person who is an Eligible Employee who desires to subscribe for the purchase of Stock for the following Subscription Period must submit a subscription agreement to the Committee at least ten days prior to the beginning of such Subscription Period. Once enrolled, an Eligible Employee will continue to participate in the Plan for each succeeding Subscription Period until he or she terminates his or her participation or ceases to be an Eligible Employee.
If a Participant ceases to be an Eligible Employee, his or her participation shall cease immediately and the amount credited to the Participant's Plan Account will be refunded in cash. If a Participant desires to change his or her rate of contribution he or she may do so effective for the next Subscription Period by filing a new subscription agreement at least ten days prior to the beginning of such Subscription Period; provided, however, a Participant may decrease his or her rate of contribution once during any Subscription Period (but not below one percent (1%) of Regular Earnings as that term is defined in Section 8) by filing an amended subscription agreement.


SECTION 5.     DURATION OF OFFER; SUBSCRIPTION PERIODS

               This Plan shall be in effect from January 1, 1996 through and including December 31, 2005. During the duration of the Plan there will be twenty (20) Subscription Periods. Each Subscription Period runs from January 1 through June 30, or July 1 through December 31 or such other period which is designated by the Board as a Subscription Period. Following designation by the Board of the initial Subscription Period under the Plan, all succeeding semi-annual periods described above shall be deemed Subscription Periods without need of further Board action unless and until contrary action shall have been taken by the Board prior to the beginning of what would otherwise be a Subscription Period.


SECTION 6.     SHARES TO BE OFFERED

               The total number of shares to be made available under this Plan is Five Hundred Thousand (500,000) authorized and unissued or treasury shares of Stock, subject to any adjustments pursuant to Section 14 of the Plan. Subject to any adjustments pursuant to Section 14 of the Plan, the aggregate number of shares a Participant may purchase under the Plan during each Subscription Period shall not exceed the result of $12,500 divided by the Market Value of the shares on the last trading day before the first day of the Subscription Period, and then rounded down, if necessary, to the nearest whole number. In the event that all of the Stock made available under the Plan is subscribed prior to the expiration of the Plan, the Plan may be terminated in accordance with Section 15 of the Plan. Titan shall, at all times during which subscriptions are outstanding, reserve and keep available shares of Stock sufficient to satisfy such subscriptions, and shall pay all fees and expenses incurred by Titan in connection therewith.


SECTION 7.     SUBSCRIPTION PRICE

               The "Subscription Price" for each share of Stock shall be eighty-five percent (85%) of the lesser of (i) the Market Value of such share on the first day of the Subscription Period or (ii) the Market Value of such share on the last day of the Subscription Period.


SECTION 8.     AMOUNT OF CONTRIBUTION; METHOD OF PAYMENT

               Except as otherwise provided herein, the Subscription Price will be payable by the Participant by means of payroll deduction. The minimum deduction shall be no less than one percent (1%) of the Participant's Regular Earnings, and the maximum deduction shall be no more than ten percent (10%) of such Participant's Regular Earnings. "Regular Earnings" means the total salary, bonus and overtime paid to a Participant during the Subscription Period, but excluding fringe benefits and any other form of remuneration. Payroll deductions will commence with the first pay check issued during the Subscription Period and will continue with each pay check throughout the entire Subscription Period except for pay periods for which the Participant receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.). A Participant may change his or her rate of contribution during a Subscription Period only as provided in Section 4 above. Accumulated payroll deductions held by Titan in Plan Accounts shall not bear interest, nor shall Titan be obligated to segregate the same from any of its other assets.

SECTION 9.     PURCHASE OF SHARES


               (a) Titan will maintain a Plan Account in the name of each Participant. At the close of each pay period, the amount deducted from the Participant's Regular Earnings will be credited to the Participant's Plan Account. On each Subscription Date, the amount then in the Participant's Plan Account will be divided by the Subscription Price for such Subscription Period and the Participant's Plan Account will be credited with the number of whole shares which result. Any amount representing a fractional share and remaining in the Participant's Plan Account after deducting the amount required to pay for the number of shares issued will be deemed to be an advance payment of the Subscription Price for the next Subscription Period but will not otherwise reduce the amount a Participant may contribute pursuant to Section 8 during the next Subscription Period. In the event the number of shares of Stock subscribed for in any Subscription Period exceeds the remaining number of shares available for sale under the Plan, the available shares shall be allocated among the Participants in proportion to their Plan Account balances at the end of such Subscription Period, exclusive of any amounts carried forward pursuant to the preceding sentence. Any amount remaining in a Participant's Plan Account will be refunded in cash, without interest.

               (b) Shares of Stock purchased on any Subscription Date shall be delivered to a broker designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system. Although the Participant may direct the broker to sell such shares at any time (subject to the restrictions of Section 12 of the Plan and applicable securities laws), the shares otherwise must be held in an account with the broker designated by the Committee until 24 months after the first day of the Subscription Period for which the shares were purchased. Following such 24-month period, a Participant may transfer his or her shares to another broker or to any other person (including the Participant) but all costs incident to such transfer shall be paid by the Participant.


SECTION 10.    WITHDRAWAL FROM THE PLAN

               A Participant may withdraw from the Plan by submitting a written request to the Company at least three business days prior to the effective date of withdrawal. At the time of withdrawal the amount credited to the Participant's Plan Account will be refunded in cash, without interest. A Participant who withdraws from the Plan during a Subscription Period may not enroll again in the Plan until the next Subscription Period. A Participant's withdrawal during one Subscription Period does not prevent the Participant from re-enrolling during subsequent Subscription Periods.


SECTION 11.    TERMINATION OF EMPLOYMENT

               Termination of employment for any reason including death shall be treated as an automatic withdrawal as set forth in Section 10. A transfer from one Employer to another Employer shall not be treated as a termination of employment. For purposes of this Section 11, a Participant shall be deemed to be employed throughout any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of ninety days or the period during which the Participant's re-employment rights are guaranteed by statute (including without limitation the Veterans Re-employment Rights Act or similar statute relating to military service) or by contract. If the Participant does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first day of such leave of absence, or on the first day following expiration of such longer period guaranteed by statute or by contract as provided above.


SECTION 12.    TRANSFERABILITY


               (a) Except for transfers by will or under the laws of descent and distribution, (i) neither the payroll deduction credited to a Participant's Plan Account nor an Eligible Employee's right to purchase Stock under this Plan may be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered, and any such action taken by the Participant or Eligible Employee, or any claim asserted by another party in respect of such right or interest, shall be void and (ii) rights to purchase Stock under this Plan may be exercised only by an Eligible Employee.


               (b) Shares of Stock purchased under the Plan may not be assigned, transferred, pledged or otherwise disposed of until after completion of six full calendar months following the end of the Subscription Period during which the shares of Stock were acquired. Thereafter the shares of Stock may be sold or otherwise transferred without restrictions subject to the restrictions of Section 9 (b); provided that the foregoing restrictions will lapse with respect to any Participant in the event of the death of such Participant.


SECTION 13.    APPLICATION OF FUNDS

               All funds received or held by Titan under the Plan are not held in trust and may be used for any corporate purpose.


SECTION 14.    ADJUSTMENT OF AND CHANGES IN THE STOCK

               In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Titan or of another corporation (whether by reason of merger, consolidation, recapitalization, stock split, combination of shares, or otherwise), or if the number of shares of Stock shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each share of Stock theretofore reserved for sale under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, or the number or kind of securities which may be sold under the Plan and the purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent dilution or enlargement of rights granted to, or available for, Eligible Employees. Similarly, if the number of shares of Stock shall be decreased through a reverse stock split or otherwise, the number of securities and purchase price per share shall be proportionally adjusted.


SECTION 15.    AMENDMENT OR DISCONTINUANCE OF THE PLAN

               The Board shall have the right to amend, modify or terminate the Plan at any time without notice, provided that without the approval of the Company's stockholders no such amendment shall increase the total number of shares of Stock subject to the Plan, change the formula by which the price at which the shares of Stock shall be sold is determined, or change the class of employees eligible to participate in the Plan. Without limiting the generality of the foregoing but subject to the foregoing proviso, the Board may amend the Plan from time to time to increase or decrease the length of any future Subscription Periods (e.g. to an annual period), but not in excess of the maximum period allowable for the Plan to meet the requirements of Section 423 of the Code, and to make all required conforming changes to the Plan. In the event that, after the initial Subscription Period, there occurs a dissolution or liquidation of the Company, the plan shall terminate, and each Participant shall have the amount in his or her Plan Account refunded in cash, without interest.


SECTION 16.    ADMINISTRATIVE

               The Plan shall be administered by the Board. The Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any interpretation or construction of any provision of the Plan by the Board shall be final and conclusive on all persons. The Board may delegate all or any portion of its authority with respect to the Plan to the Committee, and thereafter until such delegation is revoked by the Board all powers under the Plan delegated to the Committee shall be exercised by the Committee.


SECTION 17.    EMPLOYEE'S RIGHTS

               Nothing in this Plan shall prevent Titan or any Related Corporation from terminating any employee's employment. No employee shall have any rights as a stockholder until full payment has been made for the shares of Stock for which he or she has subscribed.


SECTION 18.    APPROVAL OF BOARD AND STOCKHOLDERS

               The Plan was approved by the Board on August 17, 1995. The Plan is subject to approval by the stockholders of Titan within twelve months of such Board approval. If stockholder approval is not so obtained, the Plan shall terminate and each Participant shall have the then existing amount of his or her Plan Account refunded in cash, without interest, and each Participant shall surrender and have no further rights or interest in any Stock to be purchased under the Plan.

                          THE TITAN CORPORATION--PROXY
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 1996

    Mr. J. S. Webb and Dr. Gene W. Ray, or either of them, each with power of substitution, are hereby appointed proxies at the Annual Meeting of Stockholders of THE TITAN CORPORATION to be held May 16, 1996, or any adjournment or adjournments thereof, to represent and to vote all shares of stock of said corporation (preferred and common) which the undersigned would be entitled to vote if personally present, upon the matters specified below and upon such other business as may properly come before the Meeting, and any prior proxy to vote at such Meeting is hereby revoked. With respect to matters not known to said corporation's Board of Directors at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

    1.  ELECTION OF DIRECTORS      / /  FOR      / / WITHHOLD AUTHORITY For all
                                                     (EXCEPT AS INDICATED TO THE
                                                     CONTRARY)

J. S. Webb                    Charles R. Allen              Joseph F. Caligiuri           Daniel J. Fink
Robert E. La Blanc            Thomas G. Pownall             Dr. Gene W. Ray

    INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

- --------------------------------------------------------------------------------

    2.  PROPOSAL TO ADOPT THE 1995 EMPLOYEE STOCK PURCHASE PLAN

                  / /  FOR      / /  AGAINST      / /  ABSTAIN

    3.  PROPOSAL   TO  ADOPT  THE  1996   DIRECTORS'  STOCK  OPTION  AND  EQUITY
        PARTICIPATION PLAN

                  / /  FOR      / /  AGAINST      / /  ABSTAIN

    4. RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

                  / /  FOR      / /  AGAINST      / /  ABSTAIN

                      IMPORTANT--PLEASE SIGN ON OTHER SIDE

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES SET FORTH ABOVE AS DIRECTORS, FOR THE 1995 EMPLOYEE STOCK PURCHASE PLAN, FOR THE 1996 DIRECTORS' STOCK OPTION AND EQUITY PARTICIPATION PLAN AND FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS.
DATE: _________________________________________, 1996
                                             ___________________________________
                                                  Signature of Stockholder
                                             ___________________________________
                                                  Signature of Stockholder

                                             Please sign exactly as your name or
                                             names   appear  hereon,   and  when
                                             signing  as   attorney,   executor,
                                             administrator, trustee, or
                                             guardian,  give your  full title as
                                             such.  If   the  signatory   is   a
                                             corporation, sign the full
                                             corporate name by a duly authorized
                                             officer.

                                              PLEASE SIGN, DATE AND RETURN YOUR
                                                            PROXY
                                             PROMPTLY IN THE POST-PAID ENVELOPE
                                                          PROVIDED